Exhibit (j) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K




   Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


     We consent to the references to our firm under the caption "Financial Highlights" in the Class A, Class B, Class C, and Class F Shares' Prospectus for the Federated Equity Income Fund, Inc. and under the caption "Independent Registered Public Accounting Firm" in the Class A, Class B, Class C, and Class F Shares' Statement of Additional Information for the Federated Equity Income Fund, Inc. in Post-Effective Amendment Number 35 to the Registration Statement (Form N-1A, No. 33-6901) of Federated Equity Income Fund, Inc. and to the incorporation by reference of our report dated January 12, 2005 on Federated Equity Income Fund, Inc. (the only portfolio comprising Federated Equity Income Fund, Inc.) included in the Annual Report to Shareholders for the fiscal year ended November 30, 2004.



                                                              ERNST & YOUNG LLP


Boston, Massachusetts
January 24, 2005